Exhibit 16.1


                         MILLER DIVERSIFIED CORPORATION
                            Commercial Cattle Feeders
                                  P.O. Box 237
                            23360 Weld County Road 35
                 Phone (970) 284-5556 - La Salle, Colorado 80645


                                  April 9, 2004

Mick Schumacher, President
Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, Colorado 80211

Dear Mr. Schumacher:

     In compliance with Item 4 of Form 8-K, and more specifically Item 304(a)(3) of Regulation S-K, we forward to you herewith a copy of the Company's report on Form 8-K being filed on this date with the Securities and Exchange Commission. We request that you furnish to us a letter addressed to the Securities and Exchange Commission stating whether you agree with the statements made by us in response to Item 304 of Regulation S-K and, if not, stating the respects in which you do not agree. We ask that you provide this letter as promptly as possible so that we may file your letter with the Securities and Exchange Commission within 10 business days after the date hereof, which is also the date of filing of our report on Form 8-K. Pursuant to Item 304(a)(3) of Regulation S-K, you may provide to us an interim letter highlighting your specific areas of concern and indicating that a more detailed letter will be forthcoming within the 10-business day period described in the requirement. A copy of this letter is being filed with the Securities and Exchange Commission as an exhibit to our Form 8-K being filed on this date.

     You are hereby authorized to respond fully to any inquiries of the successor accountant to any matters they wish to discuss with you.

                                  Yours truly,

                                  MILLER DIVERSIFIED CORPORATION



                                  By /s/  James E. Miller
                                          -------------------------------------
                                          James E. Miller, President